UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2019

Black Creek Industrial REIT IV Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
518 Seventeenth Street, 17th Floor
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01    Other Events.
Black Creek Industrial REIT IV Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to disclose the most recent transaction price and net asset value (“NAV”) per share, as determined in accordance with the Company’s valuation procedures, for each of its classes of common stock.
December 1, 2019 Transaction Price
The transaction price for each share class of our common stock for subscriptions to be accepted as of December 1, 2019 (and distribution reinvestment plan issuances following the close of business on November 29, 2019 and share redemptions as of November 30, 2019) is as follows:

Share Class	Transaction Price (per share)
Class T	$10.0611
Class W	$10.0611
Class I	$10.0611
The transaction price for each of our share classes is equal to such class’s NAV per share as of October 31, 2019. A calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.
October 31, 2019 NAV Per Share
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.blackcreekindustrialiv.com and is also available on our toll-free, automated telephone line at (888) 310-9352. See our valuation procedures, incorporated by reference as Exhibit 99.2 to this Current Report on Form 8-K, for a more detailed description of our valuation procedures, including important disclosure regarding real property valuations provided by Altus Group U.S. Inc. (the “Independent Valuation Firm”). All parties engaged by us in the calculation of our NAV, including BCI IV Advisors LLC, our advisor, are subject to the oversight of our board of directors. Generally, all of our real properties are appraised once each calendar year by third party appraisal firms in accordance with our valuation procedures and such appraisals are reviewed by the Independent Valuation Firm.
As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”) held directly or indirectly by BCI IV Advisors Group LLC, the sponsor of our public offering, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests.
The following table sets forth the components of Aggregate Fund NAV as of October 31, 2019 and September 30, 2019:

	As of
(in thousands)	October 31, 2019	September 30, 2019
Real estate properties	$808,250	$807,050
Cash and other assets, net of other liabilities	37,043	34,251
Debt obligations	(390,358)	(393,374)
Aggregate Fund NAV	$454,935	$447,927
Total Fund Interests outstanding	45,217	44,531

The following table sets forth the NAV per Fund Interest as of October 31, 2019 and September 30, 2019:

(in thousands, except per Fund Interest data)	Total	Class T Shares	Class W Shares	Class I Shares	OP Units
As of October 31, 2019
Monthly NAV	$454,935	$420,121	$22,572	$11,519	$723
Fund Interests outstanding	45,217	41,757	2,243	1,145	72
NAV Per Fund Interest	$10.0611	$10.0611	$10.0611	$10.0611	$10.0611
As of September 30, 2019
Monthly NAV	$447,927	$414,878	$22,181	$10,145	$723
Fund Interests outstanding	44,531	41,245	2,205	1,009	72
NAV Per Fund Interest	$10.0587	$10.0587	$10.0587	$10.0587	$10.0587
Under GAAP, we record liabilities for ongoing distribution fees that (i) we currently owe under the terms of the dealer manager agreement and (ii) we estimate we may pay to Black Creek Capital Markets, LLC (the “Dealer Manager”) in future periods for shares of our common stock. As of October 31, 2019, we estimated approximately $15.8 million of ongoing distribution fees were potentially payable to the Dealer Manager. We intend for our NAV to reflect our estimated value on the date that we determine our NAV. As such, we do not deduct the liability for estimated future distribution fees in our calculation of NAV that may become payable after the date as of which our NAV is calculated.
The valuation for our real properties as of October 31, 2019 was provided by the Independent Valuation Firm in accordance with our valuation procedures and determined by starting with the acquisition price of our real properties, which was adjusted based on subsequent events and assumptions used by the Independent Valuation Firm. Certain key assumptions that were used by the Independent Valuation Firm in the discounted cash flow analysis are set forth in the following table:

Weighted-Average Basis
Exit capitalization rate	5.5%
Discount rate / internal rate of return	6.5%
Holding period of real properties (years)	10.0
A change in the rates used would impact the calculation of the value of our real properties. For example, assuming all other factors remain constant, the hypothetical changes listed below would result in the following effects on the value of our real properties:

Input	Hypothetical Change	Increase (Decrease) to the NAV of Real Properties
Exit capitalization rate (weighted-average)	0.25% decrease	3.3%
	0.25% increase	(3.0)%
Discount rate (weighted-average)	0.25% decrease	2.0%
	0.25% increase	(2.0)%
The valuation of our debt obligations as of October 31, 2019 was calculated in accordance with fair value standards under GAAP. The key assumption used in the discounted cash flow analysis was the market interest rate. Market interest rates relating to the underlying debt obligations are based on unobservable Level 3 inputs, which we have determined to be our best estimate of current market interest rates of similar instruments. The weighted-average market interest rate used in the October 31, 2019 valuation was 3.14%.
A change in the market interest rates used could impact the calculation of the fair value of our debt obligations. For example, assuming all other factors remain constant, a decrease in the weighted-average market interest rate of 25 basis points would increase the fair value of our debt obligations by approximately 0.16%. Alternatively, assuming all other factors remain constant, an increase in the weighted-average market interest rate of 25 basis points would decrease the fair value of our debt obligations by approximately 0.68%.
Our hedge instruments are valued based on market expectations of future interest rates (the “forward interest rate curve”). All else equal, an upward shift in the forward interest rate curve would increase the value of our current hedge positions, resulting in a positive impact to our NAV, and a downward shift in the forward interest rate curve would decrease the value of our current hedge positions, resulting in a negative impact to our NAV.

October 2019 Distributions
We have declared monthly distributions for each class of our common stock. To date, each class of our common stock has received the same gross distribution per share. Monthly gross distributions were $0.0454 per share for each share class for the month of October 2019. The net distribution per share is calculated as the gross distribution per share less any distribution fees that are payable monthly with respect to Class T shares and Class W shares. Since distribution fees are not paid with respect to Class I shares, the net distributions payable with respect to Class I shares are equal to the gross distributions payable with respect to Class I shares. The table below details the net distributions for each class of our common stock for the period presented:

Net Distributions per Share
Month	Pay Date	Class T Share	Class W Share	Class I Share
October 2019	11/1/2019	$0.037	$0.041	$0.045
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1*	Consent of Altus Group U.S., Inc.
99.2	Net Asset Value Calculation and Valuation Procedures. Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2018.

*    Filed herewith.
Forward-Looking Statements
This Current Report on Form 8-K includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include forward-looking assumptions and methodologies used to determine our NAV per share. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause our results to vary are general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective tenants, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in our current and any proposed market areas, tenants’ ability to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

November 15, 2019	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer

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